Exhibit 99.1
Backblaze Announces Third Quarter 2023 Financial Results

31% Revenue Growth in B2 Cloud Storage, 15% Revenue Growth Overall in Q3 2023

San Mateo, CA (November 8, 2023)—Backblaze, Inc. (Nasdaq: BLZE), the leading specialized storage cloud, today announced results for its third quarter ended September 30, 2023.

“In Q3, we passed the $100 million in ARR milestone and are on track to achieve adjusted EBITDA profitability in Q4 through continued strong growth and efficient execution. As part of our leadership in the open cloud movement, we recently added free egress, significant performance improvements, and new functionality to increasingly support our customers’ ability to break free from limitations on their data,” said Gleb Budman, CEO of Backblaze. “Looking ahead, our recent price increase supports continued investments in the platform and positions us for profitable growth while continuing to offer customers a compelling and cost effective storage solution.”

Third Quarter 2023 Financial Highlights:

•Revenue of $25.3 million, an increase of 15% year-over-year (YoY).
•B2 Cloud Storage revenue was $11.6 million, an increase of 31% YoY.
•Computer Backup revenue was $13.7 million, an increase of 4% YoY.
◦Gross profit of $11.8 million, or 46% of revenue, compared to $11.2 million and 51% of revenue, in Q3 2022.
•Adjusted gross profit of $18.7 million, or 74% of revenue, compared to $16.7 million and 76% of revenue in Q3 2022.
•Net loss of $16.1 million compared to a net loss of $12.8 million in Q3 2022.
•Net loss per share of $0.44 compared to a net loss per share of $0.40 in Q3 2022.
•Adjusted EBITDA of $(0.8) million, or (3%) of revenue, compared to $(1.9) million and (8%) of revenue in Q3 2022.
•Non-GAAP net loss of $7.8 million compared to non-GAAP net loss of $8.0 million in Q3 2022.
•Non-GAAP net loss per share of $0.21 compared to a non-GAAP net loss per share of $0.25 in Q3 2022.
•Cash, short-term investments and restricted cash, current totaled $35.8 million as of September 30, 2023.

Third Quarter 2023 Operational Highlights:

•Annual recurring revenue (ARR) was $100.9 million, an increase of 15% YoY.
◦B2 Cloud Storage ARR was $46.8 million, an increase of 31% YoY.
◦Computer Backup ARR was $54.1 million, an increase of 3% YoY.
•Net revenue retention (NRR) rate was 108% compared to 115% in Q3 2022.
◦B2 Cloud Storage NRR was 120% compared to 125% in Q3 2022.
◦Computer Backup NRR was 100% compared to 109% in Q3 2022.
•Gross customer retention rate was 91% in Q3 2023 and Q3 2022.
◦B2 Cloud Storage gross customer retention rate was 90% in Q3 2023 and Q3 2022.
◦Computer Backup gross customer retention rate was 91% in Q3 2023 compared to 90% in Q3 2022

Recent Business Highlights:

•Crossed $100 Million in ARR: Accomplished a key milestone with predictable and scalable growth
•Continued Driving Significant Cost Efficiencies: Improved adjusted EBITDA by over 50% year on year
•Upgraded B2 Cloud Storage Performance: Innovated storage architecture with "shard stash" to deliver upload speeds of small files (1MB or less) up to 30% faster than Amazon S3
•Launched Expanded Offerings and Price Increase: Offerings including free egress, extended functionality, and other upgrades
•Signed Largest Multi-Year Commitment: Signed a multi-year, upfront $1 million customer commitment through one of our channel partners
•Presented Tech Day with Industry Leaders: Coreweave, Fastly, and Snowflake co-presented solutions at Backblaze Tech Day to showcase to IT administrators and developers how specialized cloud solutions accelerate their business growth
•Expanded Partnerships: B2 Cloud Storage is now integrated with partners HYCU and Qencode to reach new customers and markets
•Released Backblaze Computer Backup 9.0: Announced security and performance upgrades as well as one of the most requested computer backup features, a new restore app to further simplify the backup process
•Strengthened Management Team with Hiring of SVP of Cloud Operations, Chris Opat: Brings over 25 years of technology experience to continue to scale our cloud infrastructure

Financial Outlook:

Based on information available as of the date of this press release,

For the fourth quarter of 2023 we expect:
•Revenue between $27.9 million to $28.7 million
•Adjusted EBITDA margin between 1% to 3%
•Basic weighted average shares outstanding of 38.0 million to 39.0 million shares

For full-year 2023 we expect:
•Revenue between $101.2 million to $102.0 million (midpoint raised)
•Adjusted EBITDA margin between (6.0)% to (4.0)% (raised)

Conference Call Information:

Backblaze will host a conference call today, November 8, 2023 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/9i5mex99
Register to listen by phone here: https://dpregister.com/sreg/10182596/fa72df8918

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over three billion gigabytes of data storage under management, the company currently works with over 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; continued growth consistent with historical levels; ability to offer new features on a timely basis; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; retention of key employees; the impact of a pandemic, war or hostilities, including the Israel-Hamas conflict, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, workforce reduction and related severance charges, and other non-recurring charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue.

Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base.

Investors Contact
Mimi Kong
Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,016	$6,690
Accounts receivable, net	1,991	856
Restricted cash, current	6,078	—
Short-term investments, net	20,732	58,733
Prepaid expenses and other current assets	7,066	8,120
Total current assets	44,883	74,399
Restricted cash, non-current	—	4,306
Property and equipment, net	49,573	49,375
Operating lease right-of-use assets	10,482	6,881
Capitalized internal-use software, net	28,943	16,704
Other assets	868	793
Total assets	$134,749	$152,458
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,985	$3,283
Accrued expenses and other current liabilities	8,248	9,418
Debt facility, current	6,078	—
Finance lease liabilities and lease financing obligations, current	19,077	18,531
Operating lease liabilities, current	1,998	2,130
Deferred revenue, current	23,589	22,912
Total current liabilities	60,975	56,274
Finance lease liabilities and lease financing obligations, non-current	14,265	15,487
Operating lease liabilities, non-current	8,518	5,032
Deferred revenue, non-current	3,633	2,611
Debt facility, non-current	—	4,306
Total liabilities	$87,391	$83,710
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 37,464,639 and 16,198,333 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	4	2
Class B common stock, $0.0001 par value; 295,986 and 37,000,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; zero and 17,195,404 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	—	2
Additional paid-in capital	182,600	156,485
Accumulated deficit	(135,246)	(87,741)
Total stockholders’ equity	47,358	68,748
Total liabilities and stockholders’ equity	$134,749	$152,458

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Revenue	$25,299	$22,051	$73,282	$62,229
Cost of revenue	13,546	10,836	38,509	30,073
Gross profit	11,753	11,215	34,773	32,156
Operating expenses:
Research and development	9,639	8,152	30,097	24,493
Sales and marketing	10,736	9,727	31,170	26,125
General and administrative	6,944	5,396	19,786	16,106
Total operating expenses	27,319	23,275	81,053	66,724
Loss from operations	(15,566)	(12,060)	(46,280)	(34,568)
Investment income	447	210	1,576	405
Interest expense	(936)	(950)	(2,801)	(2,811)
Loss before provision for income taxes	(16,055)	(12,800)	(47,505)	(36,974)
Income tax benefit	—	—	—	(69)
Net loss	$(16,055)	$(12,800)	$(47,505)	$(36,905)
Net loss per share, basic and diluted	$(0.44)	$(0.40)	$(1.35)	$(1.18)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	36,665,195	31,994,391	35,255,672	31,245,069
(1) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of shares of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(47,505)	$(36,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on investment securities and investment income, net	113	(367)
Noncash lease expense on operating leases	1,839	1,820
Depreciation and amortization	18,337	14,689
Stock-based compensation	18,670	13,011
(Gain) loss on disposal of assets and other adjustments	(242)	24
Changes in operating assets and liabilities:
Accounts receivable	(1,135)	(411)
Prepaid expenses and other current assets	867	(234)
Other assets	(313)	56
Accounts payable	(592)	(137)
Accrued expenses and other current liabilities	(366)	(901)
Deferred revenue	1,697	635
Operating lease liabilities	(1,968)	(1,853)
Other long-term liabilities	—	(69)
Net cash used in operating activities	(10,598)	(10,642)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(19,492)	(113,259)
Maturities of marketable securities	57,380	61,000
Proceeds from disposal of property and equipment	319	—
Purchases of property and equipment, net	(5,066)	(4,061)
Capitalized internal-use software costs	(11,061)	(5,645)
Net cash provided by (used in) investing activities	22,080	(61,965)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(14,878)	(11,602)
Payments of deferred offering costs	—	(658)
Proceeds from debt facility	4,273	2,543
Repayment of debt facility	(2,500)	—
Principal payments on insurance premium financing	(1,545)	—
Proceeds from lease financing obligations	2,500	—
Employee payroll taxes paid related to net settlement of equity awards	—	(130)
Proceeds from exercises of stock options	3,426	3,439
Proceeds from ESPP	1,171	1,529
Net cash used in financing activities	(7,553)	(4,879)
Net increase (decrease) in cash, restricted cash and restricted cash, non-current	3,929	(77,486)
Cash, restricted cash, current and restricted cash, non-current at beginning of period	11,165	105,012
Cash and restricted cash, current at end of period	$15,094	$27,526
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,752	$2,838
Cash paid for income taxes	$58	$26
Cash paid for operating lease liabilities	$2,174	$1,948
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$3,703	$1,808
Accrued bonus settled in restricted stock units	$1,848	$—
Accrued bonus classified as stock-based compensation	$2,586	$1,716
Equipment acquired through finance lease and lease financing obligations	$11,995	$15,680
Accruals related to purchases of property and equipment	$131	$337
Lease liabilities arising from right-of-use assets upon adoption of ASC 842	$—	$5,220
Assets obtained in exchange for operating lease obligations	$5,568	$—
Receivable recorded due to stock option exercises pending settlement	$38	$—
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash	$9,016	$24,813
Restricted cash - included in prepaid expenses and other current assets	$—	$169
Restricted cash, current	$6,078	$—
Restricted cash, non-current	$—	$2,544
Total cash, restricted cash and restricted cash, non-current	$15,094	$27,526

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Gross profit	$11,753	$11,215	$34,773	$32,156
Adjustments:
Stock-based compensation	653	353	1,456	977
Depreciation and amortization	6,336	5,131	17,891	14,178
Adjusted gross profit	$18,742	$16,699	$54,120	$47,311
Gross margin	46%	51%	47%	52%
Adjusted gross margin	74%	76%	74%	76%

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Net loss	$(16,055)	$(12,800)	$(47,505)	$(36,905)
Adjustments:
Depreciation and amortization(1)	6,473	5,357	18,337	14,790
Stock-based compensation(2)	7,958	4,830	18,545	13,011
Interest expense and investment income	489	740	1,225	2,406
Income tax benefit	—	—	—	(69)
Non-recurring professional services	282	—	282	—
Workforce reduction and related severance charges	12	—	3,616	—
Adjusted EBITDA	$(841)	$(1,873)	$(5,500)	$(6,767)
Adjusted EBITDA margin	(3)%	(8)%	(8)%	(11)%
(1) Amount noted includes approximately $0.1 million in amortization of capitalized implementation costs related to cloud computing arrangements, which is included in prepaid expenses and other current assets on our condensed statement of cash flows for the nine months ended September 2022.
(2) During the nine months ended September 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

Non-GAAP Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net loss	$(16,055)	$(12,800)	$(47,505)	$(36,905)
Adjustments:
Stock-based compensation(1)	7,958	4,830	18,545	13,011
Non-recurring professional services	282	—	282	—
Workforce reduction and related severance charges	12	—	3,616	—
Non-GAAP net loss	$(7,803)	$(7,970)	$(25,062)	$(23,894)
Non-GAAP net loss per share, basic and diluted	$(0.21)	$(0.25)	$(0.71)	$(0.76)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	36,665,195	31,994,391	35,255,672	31,245,069
(1) During the nine months ended September 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, unaudited)
Cost of revenue	$653	$353	$1,456	$977
Research and development	2,865	1,828	6,786	5,066
Sales and marketing	2,747	1,539	6,616	3,906
General and administrative	1,693	1,110	3,812	3,062
Total stock-based compensation expense	$7,958	$4,830	$18,670	$13,011